Exhibit 99.1

July 20, 2016

Dear Stockholder:
We have been advised that you will be receiving materials shortly (if you have not already received them) from MacKenzie Capital Management, LP (“MCM”) containing an unsolicited offer to purchase up to 1,500,000, or approximately 0.68%, of the outstanding shares of common stock (“Shares”) of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) for a price of $4.50 per share, net to the seller in cash (the “MCM Offer”). MCM and its offer are not in any way affiliated with Hines REIT.
MCM's proposed offer price of $4.50 per Share is substantially lower than the per Share distributions that we expect you would receive on or before December 31, 2016 if the Plan of Liquidation and Dissolution (defined below) is approved by the stockholders, and completed as described below.  Our board of directors expects that after the sale of all or substantially all of the Company’s assets, including the West Coast Assets (defined below), and the payment of or provision for all of the Company’s outstanding liabilities, the Company will distribute proceeds to its stockholders in one or more distributions in an aggregate amount, estimated as of June 29, 2016, of approximately $6.35 to $6.65 per Share. The MCM Offer states that MCM arrived at its $4.50 per share offer price by applying a discount to the Company’s estimated per Share range of liquidation distributions to be paid to the Company’s stockholders “with the intention of making a profit by holding onto the Shares until the Corporation is liquidated, hopefully at close to the full estimated liquidation value.”  If the liquidating distributions are paid to the Company’s stockholders as expected on or before the end of the fourth quarter of 2016, MCM will have made a huge profit at your expense. Our board of directors has reviewed and considered the terms of the MCM Offer and believes that by accepting MCM’s Offer for your Shares, you may not be able to realize the full value of your Shares. Therefore, our board of directors recommends that you REJECT THE MCM OFFER and not tender your Shares.

In making your determination whether to accept the MCM Offer, we suggest that you consider the information set forth above, as well as the following factors:

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We have recently disclosed in filings with the Securities and Exchange Commission (the “SEC”) that our board of directors has determined that it is in the best interest of the Company and its stockholders to sell all or substantially all of the Company’s properties and assets including, without limitation, the West Coast Assets and liquidate and dissolve the Company pursuant to a plan of liquidation and dissolution (the “Plan of Liquidation and Dissolution”). As part of the Plan of Liquidation and Dissolution, the Company and certain of its affiliates have entered into an agreement with BRE Hydra Property Owner LLC (“Purchaser”) to sell to Purchaser, an affiliate of Blackstone Real Estate Partners VIII L.P., seven of the Company’s properties located in California and Washington (the “West Coast Assets”) for a purchase price of $1,162,000,000 (the “West Coast Asset Sale”). If the Plan of Liquidation and Dissolution is approved by our stockholders and the sale of all or substantially all of the Company’s assets is completed as described above, the Company expects to make distributions to its stockholders in the range of approximately $6.35 to $6.65 per Share on or before December 31, 2016, which is significantly higher than the $4.50 per Share being offered by MCM. There can be no assurances regarding the amounts of any distributions or the timing thereof.

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MCM does not claim to have retained an independent adviser to evaluate or render any opinion with respect to the fairness of its $4.50 per Share offer to you. In fact, the MCM Offer states that the proposed purchase price “does not necessarily equal the fair market value of the Shares” and that “the price offered is below the estimate of value” established by MCM.

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Given the timing of the MCM Offer and the offer price, we believe that the MCM Offer represents an opportunistic attempt to purchase Shares at a significant discount resulting in a profit for MCM while depriving the stockholders who tender their Shares in the MCM Offer of the opportunity to realize the full potential value of their investment in Hines REIT.

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Hines REIT cannot record transfers until all properly executed and required transfer documents from MCM have been received and accepted by Hines REIT, and, per the terms of the MCM Offer, MCM will not pay you for your Shares until after the transfer has been recorded. Given Hines REIT’s experience with MCM’s multiple prior offers for the Shares in prior years, we expect there will be delays before the Company receives all necessary transfer documents in good order. Therefore, if you agree to sell your Shares to MCM, there may be a significant delay before MCM pays you for your Shares.

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The MCM Offer references certain benefits that can be realized by selling to MCM, such as the ability to liquidate your holdings for cash without paying brokerage fees or commissions and the elimination of time and expense required to find an interested and trustworthy buyer.  But, if you determine not to sell your Shares to MCM for $4.50 per Share and the Plan of Liquidation and Dissolution is approved by the stockholders and the sale of all or substantially all of the Company’s assets is completed as expected, you will realize those same benefits without paying brokerage fees or commissions and we expect you will receive approximately $6.35 to $6.65 per Share on or before December 31, 2016.

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According to the MCM Offer, if you agree to sell your Shares and send the signed documents back to MCM, your agreement will be IRREVOCABLE. You will not be able to change your decision and undo the transaction. If you sign the MCM Offer documents, you also will be naming MCM your attorney-in-fact with respect to your Shares, with the right to change your address on the books of Hines REIT so that MCM can collect and keep any distributions that would have been paid to you by Hines REIT.

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The SEC has cautioned investors about offers like the MCM Offer. Since the MCM Offer is for less than 5% of our outstanding Shares (commonly referred to as a “mini-tender offer”), the MCM Offer is NOT subject to all of the filing, disclosure and procedural requirements of the federal securities laws and regulations. The SEC has issued an investor alert concerning such offers which can be accessed at the SEC’s website at www.sec.gov/investor/pubs/minitend.htm. We recommend you review this alert before taking any action with respect to the MCM Offer.

We understand each stockholder must evaluate the MCM Offer based on his or her individual immediate liquidity needs; however, we recommend you consult with your financial, tax and legal advisors and consider the factors stated above before making your decision. You should weigh all of the foregoing factors against the risk that the Plan of Liquidation and Dissolution will not be completed as expected and that you may not be able to liquidate your investment in the near term and, if you can, we cannot assure you that the price will be greater than the MCM Offer price. As stated above, if the Plan of Liquidation and Dissolution is completed by the Company as expected, the estimated range of distributions in the amount of approximately $6.35 to $6.65 per Share that we expect to pay to stockholders is significantly higher than the MCM Offer price of $4.50 per Share. Although we cannot assure you as to the timing or amount of such distributions, we expect that the aggregate distributions per Share will be significantly higher than the MCM Offer. No action regarding the MCM Offer is necessary if you wish to REJECT THE OFFER and retain your Shares.
Should you have any questions about this offer or other matters, please contact Hines REIT Investor Relations at 1-888-220-6121.
Sincerely,

Jeffrey C. Hines	Sherri W. Schugart
Chairman of the Board	President and Chief Executive Officer

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Additional Information:
This letter is being filed in respect of the proposed Plan of Liquidation and Dissolution, including the West Coast Asset Sale. The proposed Plan of Liquidation and Dissolution, including the West Coast Asset Sale, will be submitted to the stockholders of the Company for their consideration. In connection with the proposed Plan of Liquidation and Dissolution, including the West Coast Asset Sale, the Company will file a proxy statement with the SEC. This letter does not constitute a solicitation of any vote or proxy from any stockholder of the Company. INVESTORS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS OR MATERIALS FILED OR TO BE FILED WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PLAN OF LIQUIDATION AND DISSOLUTION, INCLUDING THE WEST COAST ASSET SALE. The final proxy statement will be mailed to the Company’s stockholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s internet website, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained free of charge at the Company’s website, http://www.hinessecurities.com, or by directing a written request to Hines Real Estate Investment Trust, Inc. at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Secretary.

The Company and its directors and executive officers and members of its external advisor and its employees may be deemed to be participants in the solicitation of proxies with respect to the Plan of Liquidation and Dissolution, including the West Coast Asset Sale. Information regarding the Company’s directors and executive officers is detailed in the proxy statements and annual reports on Form 10-K and quarterly reports on Form 10-Q previously filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Additional information regarding the direct and indirect interests of the Company’s directors and executive officers in the Plan of Liquidation and Dissolution may be obtained by reading the proxy statement and other relevant documents or materials relating to the proposed transaction when they become available.

Forward Looking Statements:
This letter contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements generally can be identified by the use of words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or similar words or phrases intended to identify information that is not historical in nature. These forward-looking statements include, among others, statements about the expected benefits of the Plan of Liquidation and Dissolution, including the West Coast Asset Sale, the estimated range of distributions, the expected timing and completion of the Plan of Liquidation and Dissolution, including the West Coast Asset Sale, and the future business, performance and opportunities of the Company. These risks and uncertainties include, without limitation, the ability of the Company to obtain required stockholder approvals required to consummate the Plan of Liquidation and Dissolution, including the West Coast Asset Sale; the satisfaction or waiver of other conditions to closing for the West Coast Asset Sale; unanticipated difficulties or expenditures relating to the Plan of Liquidation and Dissolution, including the West Coast Asset Sale; the response of tenants, business partners and competitors to the announcement of the Plan of Liquidation and Dissolution, including the West Coast Asset Sale; legal proceedings that may be instituted against the Company and others related to the Plan of Liquidation and Dissolution, including the West Coast Asset Sale; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’

financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the Company’s existing markets; risks associated with the availability and terms of financing and the ability to refinance indebtedness as it comes due; reductions in asset valuations and related impairment charges; risks associated with downturns in domestic and local economies, changes in interest rates and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the Company’s potential failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel of Hines Interests Limited Partnership or its affiliates whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this letter. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.